UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): April 9, 2007


                       METROPOLITAN HEALTH NETWORKS, INC.
             (Exact name of registrant as specified in its charter)


                                     Florida
                 (State or other jurisdiction of incorporation)


                   0-28456                          65-0635748
         (Commission file number)     (I.R.S. Employer Identification No.)

                     250 Australian Avenue South, Suite 400
                            West Palm Beach, FL 33401
          (Address of principal executive offices, including zip code)


                                 (561) 805-8500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

      (b) On April 9, 2007 (the "Separation Date"), Metropolitan Health Networks, Inc. (the "Company") accepted the resignation of Debra A. Finnel for personal reasons from her role as President and Chief Operating Officer of the Company. Effective April 6, 2007, Ms. Finnel also resigned from the Board of Directors of the Company. The termination of these relationships did not involve any disagreements between Ms. Finnel and the Company. Ms. Finnel has agreed, to the extent reasonably requested by the Company, to cooperate with the Company for ninety days following the Separation Date in order to generally assist the Company with the transition to an interim President of the Company's Health Maintenance Organization (the "HMO").

      The Company has appointed an interim President of the HMO to assist and lead the HMO for a three month period while the Company conducts a search for Ms. Finnel's replacement. During the search period, the Company anticipates that this interim President of the HMO as well as the Company's other executive officers will assume the duties previously performed by Ms. Finnel.

      (e) In consideration of Ms. Finnel's long term commitment to the Company, the Company entered into a mutually agreeable Separation Agreement (the
"Separation Agreement") with Ms. Finnel on April 9, 2007. The Separation Agreement will become effective seven days following the Execution Date (the "Effective Date") unless revoked by Ms. Finnel prior to the Effective Date.

      The Separation Agreement provides, among other things, that:

      o Ms. Finnel will receive all base salary, bonus and unused vacation earned but unpaid through the Separation Date;

      o Ms. Finnel will be entitled to receive her base salary for twelve months following the Separation Date, payable monthly in accordance with the Company's normal payroll practices;

      o     Ms.  Finnel  will be  entitled  to  participate  in  certain  of the
            Company's   benefit   programs  for  twelve  months   following  the
            Separation Date; and

      o Ms. Finnel will be entitled to receive an automobile allowance of $1500 per month and a mobile telephone allowance of $250 per month for twelve months following the Separation Date.

      All outstanding stock options held by Ms. Finnel will remain subject to the terms and conditions of the applicable Company stock option plan and agreement evidencing the option.

      Under the Separation Agreement, Ms. Finnel has agreed to be bound by restrictive covenants regarding, among others things, non-competition with the Company for a one year period, non-solicitation of the Company's employees for a two-year period and confidentiality. Ms. Finnel has also provided a general release of claims in favor of the Company and related parties.

      The Separation Agreement terminates the employment agreement previously entered into between the Company and Ms. Finnel.

      The foregoing does not constitute a complete summary of the terms of the Separation Agreement, and reference is made to the complete text of the Agreement, which is attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

      (d) Exhibits

      10.1 Separation Agreement, dated as of April 9, 2007, by and between Debra
A. Finnel and Metropolitan Health Networks, Inc.

      99.1 Press Release dated April 9, 2007

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 9, 2007


                                   METROPOLITAN HEALTH NETWORKS, INC.



                                   By: /s/ Roberto L. Palenzuela
                                       ----------------------
                                   Roberto L. Palenzuela
                                   Secretary and General Counsel